Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of NextGen Healthcare, Inc. of our report dated May 26, 2021 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in NextGen Healthcare, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2021.

/s/ PricewaterhouseCoopers LLP

Irvine, California

September 20, 2021